Exhibit 99.2

Avon Announces Cash Tender Offers

(New York, New York) – August 1, 2016 – Avon Products, Inc. (NYSE: AVP)(“we,” “us,” “our” or “Avon”) announced today that it has commenced cash tender offers (each offer, a “Tender Offer” and, collectively, the “Tender Offers”), subject to certain terms and conditions, to purchase up to a total of $650 million aggregate principal amount of its outstanding (i) 5.750% Notes due 2018 (the “5.750% 2018 Notes”), (ii) 4.200% Notes due 2018 (the “4.200% 2018 Notes”), (iii) 6.500% Notes due 2019 (the“2019 Notes”) and (iv) 4.600% Notes due 2020 (the “2020 Notes” and, together with the 5.750% 2018 Notes, the 4.200% 2018 Notes and the 2019 Notes, the “Securities”), subject to the Series Maximum Tender Amount (as defined below) for both the 2019 Notes and the 2020 Notes (together, the “Capped Securities”).
The Tender Offers are scheduled to expire at 11:59 p.m., New York City time, on August 26, 2016 (such date and time, as it may be extended by us, the “Expiration Date”). The terms and conditions of the Tender Offers are described in an Offer to Purchase dated August 1, 2016 (the “Offer to Purchase”) and a related Letter of Transmittal (together, the “Tender Offer Materials”). Holders of the Securities are urged to carefully read the Tender Offer Materials before making any decision with respect to the Tender Offers.
The aggregate principal amount of the Securities that may be purchased pursuant to the Tender Offers will not exceed $650 million (the “Tender Cap Amount”). The principal amount for each series of Capped Securities that may be purchased pursuant to the Tender Offers will not exceed the applicable maximum tender amount set forth in the table below (with respect to each series of Capped Securities, the “Series Maximum Tender Amount”). Subject to the Tender Cap Amount and the Series Maximum Tender Amounts, the aggregate principal amount of any series of Securities that is purchased in a Tender Offer will be based on the acceptance priority level for such series, as set forth in the table below (the “Acceptance Priority Level”). As a result, if the aggregate principal amount of any Securities validly tendered and not validly withdrawn in a Tender Offer exceeds the amount of the applicable Series Maximum Tender Amount or the Tender Cap Amount remaining available for such Tender Offer after making allowance for all Securities purchased in a higher (i.e., lower numerical) Acceptance Priority Level, then, if any Securities of such series are purchased in the applicable Tender Offer, we will accept such Securities on a pro rata basis (subject to minimum denomination requirements), and no Securities of any series with a lower (i.e., higher numerical) Acceptance Priority Level will be accepted for purchase. In addition, if Avon elects to have an Early Settlement Date (as defined below), all Securities tendered after the Early Tender Date may be subject to proration or may not be eligible for purchase. Avon reserves the right to increase or decrease any or all of the Series Maximum Tender Amount or the Tender Cap Amount, at any time, subject to compliance with applicable law without extending withdrawal rights.

The following table summarizes the pricing terms of the Tender Offers:

					Dollars per $1,000 Principal Amount of Securities
Title of Security	CUSIP Number	Principal Amount Outstanding (in millions)	Acceptance Priority Level	Series Maximum Tender Amount (in millions)	Tender Offer Consideration (l)	Early Tender Premium	Total Consideration(1)(2)
5.750% Notes due 2018	054303AU6	$250	1	N/A	$1,020	$30	$1,050
4.200% Notes due 2018	054303AR3	$250	2	N/A	$990	$30	$1,020
6.500% Notes due 2019	054303AW2	$350	3	$250	$990	$30	$1,020
4.600% Notes due 2020(3)	054303AX0	$500	4	$100	$920	$30	$950

(1)
Excludes accrued and unpaid interest up to, but not including, the applicable Settlement Date (as defined below), which will be paid in addition to the Tender Offer Consideration (as defined below) or Total Consideration (as defined below), as applicable.

(2)	Includes the Early Tender Premium (as defined below).

(3)	The interest rate payable on our 4.600% Notes due 2020 is subject to adjustment in the event of a change in credit ratings and is currently at an interest rate of 6.350% per annum.
The total consideration for each $1,000 principal amount for each applicable series of Securities validly tendered and not withdrawn at or prior to 5:00 p.m. New York City time on August 12, 2016 (such date and time, as it may be extended or earlier terminated by Avon, the “Early Tender Date”), and accepted for purchase pursuant to the Tender Offers, will be the applicable total consideration set forth in the table above (the “Total Consideration”). The Total Consideration includes the early tender premium for such series of Securities also set forth in the table above (the “Early Tender Premium”). Holders must validly tender and not subsequently validly withdraw their Securities at or prior to the Early Tender Date in order to be eligible to receive the Total Consideration for such Securities purchased in the Tender Offers.
Subject to the terms and conditions of the Tender Offers, each Holder who validly tenders and does not subsequently validly withdraw their Securities at or prior to the Early Tender Date will be eligible to receive the Total Consideration for such series, plus accrued and unpaid interest up to, but not including, the applicable Settlement Date (as defined below). Holders who validly tender their Securities after the Early Tender Date but at or prior to the Expiration Date will be eligible to receive the tender offer consideration equal to the applicable Total Consideration less the Early Tender Premium (the “Tender Offer Consideration”) for such series, plus accrued and unpaid interest up to, but not including, the applicable Settlement Date.
Avon reserves the right to accept for purchase any Securities validly tendered at or prior to the Early Tender Date (the “Early Settlement Date”) at any point following the Early Tender Date and before the Expiration Date, subject to each Series Maximum Tender Amount, the Tender Cap Amount and the application of the Acceptance Priority Levels. The Early Settlement Date will be determined at our option and is currently expected to occur within three business days following the Early Tender Date.
Irrespective of whether we choose to exercise our option to have an Early Settlement Date, we will purchase any remaining Securities that have been validly tendered by the Expiration Date and that we choose to accept for purchase, subject to each Series Maximum Tender Amount, the Tender Cap Amount, and the application of the Acceptance Priority Levels, on a date promptly following the Expiration Date (the “Final Settlement Date” and each of the Early Settlement Date and Final Settlement Date, a “Settlement Date”). The Final Settlement Date is expected to occur within three business days following the Expiration Date.
Securities tendered may be withdrawn from the Tender Offers at or prior to, but not after, 5:00 p.m., New York City time, on August 12, 2016, unless extended, by following the procedures described in the Tender Offer Materials.
None of the Tender Offers is conditioned upon any minimum amount of Securities being validly tendered or on the completion of the other Tender Offers. Our obligation to accept, and pay for, Securities validly tendered pursuant to the Tender Offers is conditioned upon satisfaction of certain conditions as described in the Tender Offer Materials, including the consummation of a concurrent notes offering on terms satisfactory to Avon. We reserve the right, subject to applicable law, to waive any one or more of the conditions with respect to the Tender Offers at any time.

Avon has retained Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and Goldman, Sachs & Co. to serve as Dealer Managers for the Tender Offers. Global Bondholders Securities Corporation has been retained to serve as the Depositary and Tender Agent for the Tender Offers. Questions regarding the Tender Offers may be directed to BofA Merrill Lynch at (888) 292-0070 (toll-free) or (980) 388-3646 (collect), Citigroup at (800) 558-3745 (toll-free) or (212)723-6106 (collect) and Goldman, Sachs & Co. at (800) 828-3182 (toll-free) or (212) 902-6941 (collect). Requests for the Tender Offer Materials may be directed to Global Bondholder Services Corporation at (212) 430-3774 (collect) or (866) 470-3800 (toll free) or by email at contact@gbsc-usa.com.
Avon is making the Tender Offers only by, and pursuant to, the terms of the Tender Offer Materials. None of Avon, the Dealer Managers, the Depositary and Tender Agent make any recommendation as to whether holders should tender or refrain from tendering their Securities. Holders must make their own decision as to whether to tender Securities and, if so, the principal amount of the Securities to tender. The Tender Offers are not being made to holders of Securities in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Tender Offers to be made by a licensed broker or dealer, the Tender Offers will be deemed to be made on behalf of Avon by the Dealer Managers, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.
This press release does not constitute an offer to purchase securities or a solicitation of an offer to sell any securities or an offer to sell or the solicitation of an offer to purchase any new securities, nor does it constitute an offer or solicitation in any jurisdiction in which such offer or solicitation is unlawful.
Forward-Looking Information
In addition to historical information, this release contains forward-looking statements that are not historical facts or information may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “project,” “forecast,” “plan,” “believe,” “may,” “expect,” “anticipate,” “intend,” “planned,” “potential,” “can,” “expectation,” “could,” “will,” “would” and similar expressions, or the negative of those expressions, may identify forward-looking statements. Such forward-looking statements are based on management’s reasonable current assumptions, expectations, plans and forecasts regarding the Company's current or future results and future business and economic conditions more generally. Such forward-looking statements involve risks, uncertainties and other factors, which may cause the actual results, levels of activity, performance or achievement of Avon to be materially different from any future results expressed or implied by such forward-looking statements, and there can be no assurance that actual results will not differ materially from management’s expectations. Therefore, you should not rely on any of these forward-looking statements.
Additional information identifying such factors is contained in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2015, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, other reports and documents we file with the Securities and Exchange Commission and the risks described herein under “Certain Significant Considerations” in the Offer to Purchase. We undertake no obligation to update any forward-looking statements.
All forward-looking statements contained in this release are qualified in their entirety by this cautionary statement. Forward-looking statements speak only as of the date they are or were made, and we do not intend to update or otherwise revise the forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events, except as required by law.
About Avon Products, Inc.
Avon is the Company that for 130 years has proudly stood for beauty, innovation, optimism and, above all, for women. Avon products include well-recognized and beloved brands such as ANEW, Avon Color, Avon Care, Skin-So-Soft, and Advance Techniques sold through nearly 6 million active independent Avon Sales Representatives.

Contacts

INVESTORS: Gina Grant 212-282-5320 investor.relations@avon.com or ICR, Inc. Allison Malkin/Caitlin Morahan 203-682-8200	MEDIA: Brunswick Group Claudia Gray (212) 333-3810